EXHIBIT 10.16
Execution Copy
Penn Millers Holding Corporation
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AS AMENDED AND RESTATED
Effective January 1, 2006

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
PENN MILLERS HOLDING CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2006
Purpose
     The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees of Penn Millers Holding Corporation, a Pennsylvania corporation, and its subsidiaries, if any, that sponsor this Plan. The Plan was originally effective July 1, 2002. The Plan was amended and restated effective January 1, 2006 (except as otherwise specifically provided herein) to bring it into compliance with Code Section 409A and make certain other substantive changes. This Plan shall be unfunded for tax purposes and for purposes of Title I of ER1SA. This Plan is intended to result in the deferral of federal income taxation under Code Section 409A and the proposed regulations thereunder. If the final regulations under Code Section 409A differ from the proposed regulations, the Plan shall be retroactively amended to comply with such final regulations.
ARTICLE 1
Definitions
     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1	“Actuarial Equivalent” shall mean a benefit or benefits, or a payment or payments, which are of equal value to the benefits for which they are to be substituted. Equivalence of value is determined from actuarial calculations based on certain actuarial assumptions as to mortality and interest, which assumptions are set forth in the definition of “Actuarial Equivalence” in the Pension Plan.

1.2	“Average Compensation” shall mean the average of a Participant’s Compensation for the five (5) full calendar years of employment, out of the last ten (10) full calendar years of employment prior to the Determination Date that yields the highest average.

1.3	“Beneficiary” shall mean the individual designated in accordance with Article 10 that is entitled to receive benefits under this Plan upon the death of a Participant.

1.4	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.5	“Board” shall mean the board of directors of the Company.

1.6	“Cause” shall mean any event or circumstance which would entitle the Company to terminate a Participant’s employment for Cause as such term is defined in the Participant’s Executive Agreement, if any.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
1.7	“Change in Control” shall have the meaning set forth in the applicable Executive Agreement, to the extent permissible under Section 409A of the Code.

1.8	“Claimant” shall have the meaning set forth in Section 9.1.

1.9	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.10	“Committee” shall mean the Committee described in Article 8.

1.11	“Company” shall mean Penn Millers Holding Corporation, a Pennsylvania corporation, and any successor to all or substantially all of the Company’s assets or business.

1.12	“Compensation” shall mean, with respect to any calendar year, the base salary paid by the Employer to the Employee for services actually rendered while an Employee that constitute “wages” as defined in Section 3401(a) of the Code, without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or services performed, but excluding an bonuses, incentive compensation, vacation or paid time off payouts, stipends, expense reimbursements, fringe benefits, perquisites and other irregular payments. Notwithstanding the foregoing to the contrary, Compensation shall include elective contributions of wages and salary made by an Employer on behalf of an Employee that are not includable in income under Section 125, Section 132(f)(4), Section 401(k), Section 402(g)(3), Section 402(h), Section 457(b), or Section 403(b) of the Code, and shall exclude fringe benefits that are not included in gross income. Compensation shall be computed without regard to any limit imposed by Code Section 401(a)(17), and shall recognize any wages and salary deferred under any voluntary nonqualified deferred compensation plan and shall treat such wages and salary as if they were not deferred.

1.13	“Death Benefit” shall mean the benefits due, if any, to the Participant’s Beneficiary pursuant to Article 3 upon the Participant’s death.

1.14	“Deferred Retirement Benefit” shall mean the benefit set forth in Section 3.2.

1.15	“Determination Date” shall mean, for purposes of calculating the SERP Benefit, the date on which the Participant dies or experiences a Disability, Early Retirement or Normal Retirement, as the case may be.

1.16	“Disability” shall mean Separation from Service with all Employers on or after the date on which the Vested Participant is awarded disability benefits by the Social Security Administration.

1.17	“Early Retirement” shall mean Separation from Service with all Employers on or after the date on which the Participant has both become Vested and attained age sixty (60), but prior to the date on which the Participant attains Normal Retirement Age, for any reason other than death or Disability.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
1.18	“Early Retirement Benefit” shall mean the Participant’s Early Retirement Benefit set forth in Section 3.3.

1.19	“Early Retirement Reduction Factor” shall mean one hundred percent (100%) minus the sum of five ninths (5/9) of one percentage point (1%) for each of the first sixty (60) months by which the benefit commencement date precedes the first day of the month coincident with or next following the Participant’s sixty-fifth (65) birthday, and (ii) five eighteenths (5/18) of one percentage point (1%) for each additional month by which the benefit commencement date precedes the first day of the month coincident with or next following the Participant’s sixty-fifth (65) birthday.

1.20	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.21	“Employee” shall mean any individual employed by an Employer.

1.22	“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.23	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.24	“Estimated Social Security Benefit” shall mean the maximum benefit available as of the Participant’s Social Security Normal Retirement Age under the Federal Social Security Act, based on all assumptions selected by the Committee, in its sole discretion. In the event the Participant’s Determination Date is a date other than his or her Social Security Normal Retirement Age, the Committee shall adjust the above-described calculation in the manner it deems appropriate, in its sole discretion, whether or not a monthly benefit is payable to the Participant by the Social Security Administration on such Determination Date. The Committee shall, in all events, apply all assumptions made pursuant to this Section 1.24 consistently to similarly situated Participants in the Plan.

1.25	“Executive Agreement” shall mean the Executive Employment Agreement by and between the Participant and the Employer, as amended from time to time.

1.26	“401(k) Employer Contributions” shall mean that portion of the Participant’s balance in the 401(k) Plan which consists of the “company match contributions” and “profit sharing contributions” thereunder plus any investment gains or losses attributable to such contributions, valued as of the Determination Date.

1.27	“401(k) Plan” shall mean the Penn Millers Insurance Company 401(k) Plan, as amended from time to time, or any successor plan thereto.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
1.28	“Good Reason” shall have the meaning set forth in the applicable Executive Agreement.

1.29	“Normal Retirement” shall mean Separation from Service with all Employers on or after the attainment of age sixty-five (65), for any reason other than death or Disability.

1.30	“Normal Retirement Age” shall mean the Participant’s attainment of age sixty-five (65).

1.31	“Normal Retirement Benefit” shall mean the benefit set forth in Section 3.1.

1.32	“Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement and a Beneficiary Designation Form, (iv) whose signed Plan Agreement Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated.

1.33	“Pension Plan” shall mean the Penn Millers Holding Corporation Pension Plan, as amended and restated effective January 1, 1999, and as amended from time to time.

1.34	“Pension Plan Benefit” shall mean the Participant’s “accrued benefit” under the Pension Plan, valued as of the Determination Date.

1.35	“Plan” shall mean the Company’s Supplemental Executive Retirement Plan, which shall be evidenced by this instrument and by each Plan Agreement, as amended from time to time.

1.36	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.37	“Plan Year” shall, for the first Plan Year, begin on July 1, 2002, and end on December 31, 2002. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31.

1.38	“Reduced SERP Benefit” shall mean an amount, expressed as a single life annuity, that is computed based on the following:
(a)	The Participant’s Average Compensation multiplied by sixty-five percent (65%), and multiplied by the Early Retirement Reduction Factor; less

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
(b)	The single life annuity benefit which is the Actuarial Equivalent of the Participant’s 401(k) Employer Contributions; less

(c)	The single life annuity benefit that would be payable immediately to the Participant under the Pension Plan; less

(d)	The Participant’s Estimated Social Security Benefit.
1.39	“Retirement” or “Retires” shall mean Separation from Service with all Employers on or after the date on which the Participant attains age sixty-five (65), for any reason other than death or Disability.

1.40	“Separation from Service” means a Participant’s termination of employment with all Employers that meets the requirements of a “separation from service” as defined in section 409A of the Code and guidance thereunder. For these purposes, service with an Employer does not include any period of required notice under applicable law prior to Separation from Service, or during which a Participant is receiving severance pay or “pay in lieu of notice.” A transfer of employment between Employers shall not be deemed a Separation from Service.

1.41	“SERP Benefit” shall mean an amount, expressed as a single life annuity, that is computed based on the following:
(a)	The Participant’s Average Compensation multiplied by sixty-five percent (65%); less

(b)	The single life annuity benefit which is the Actuarial Equivalent of the Participant’s 401(k) Employer Contributions; less

(c)	The single life annuity benefit that would be payable to the Participant under the Pension Plan; less

(d)	The Participant’s Estimated Social Security Benefit.
1.42	“Service” shall, for purposes of this Plan, have the same meaning as such term is defined in the Pension Plan, and shall be computed as of the Determination Date.

1.43	“Social Security Normal Retirement Age” shall have the same meaning as such term is defined in the Federal Social Security Act, as amended.

1.44	“Termination of Employment” shall mean Separation from Service with all Employers, voluntarily or involuntarily, for any reason other than Early Retirement, Retirement, Disability, or death.

1.45	“Trust” shall mean the trust, if any, established by the Company as set forth in Article 11.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
1.46	“Vested” with regard to a Participant, shall mean such Participant has completed ten (10) years of Service for an Employer.
ARTICLE 2
Eligibility
2.1	Participant Selection. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as recommended by the Committee and as approved by the Board in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2	Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement and a Beneficiary Designation Form, all within the time period specified by the Committee. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3	Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the date specified by the Committee. If a selected Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the completion of those requirements.
ARTICLE 3
Benefits
3.1	Normal Retirement Benefit. A Vested Participant who Retires at Normal Retirement Age shall receive, as his or her Normal Retirement Benefit, a SERP Benefit which shall commence on the first day of the month coincident with or next following the date he or she Retires.

3.2	Deferred Retirement Benefit. A Vested Participant who Retires after he or she attains Normal Retirement Age shall receive, as his or her Deferred Retirement Benefit, a SERP Benefit which shall commence on the first day of the month coincident with or next following the date he or she Retires.

3.3	Early Retirement Benefit. A Participant who experiences an Early Retirement shall receive, as his or her Early Retirement Benefit under this Section 3.3, a Reduced SERP Benefit which shall commence on the first day of the month coincident with or next following the date of the Participant’s Early Retirement.

3.4	Disability Retirement Benefit. A Vested Participant who experiences a Disability shall receive, as his or her Disability Retirement Benefit, a lump sum Reduced SERP Benefit

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
(accrued as of the date of such Disability) which shall be payable as of the first day of the month coincident with or next following the date the Participant experiences the Disability.

3.5	Death Prior to the Commencement of Benefits. If a Vested Participant dies prior to the commencement of benefits, then his or her Beneficiary shall receive, as a Death Benefit, a lump sum Reduced SERP Benefit, accrued as of the date of death. The lump sum payment shall be made to the Participant’s Beneficiary on the first day of the month coincident with or next following the date of the Participant’s death.

3.6	Death After the Commencement of Benefits. Upon the death of a Participant after his or her benefits commence under Sections 3.1 through 3.4, as applicable, the remainder of the Participant’s benefits shall be paid in a lump sum to such Participant’s Beneficiary.

3.7	Separation from Service following Change in Control. If a Vested Participant who has attained age sixty (60) Separates from Service due to (i) involuntary termination without Cause by the Company following a Change in Control, or (ii) termination by the Participant for Good Reason following a Change in Control, then the Participant shall receive a lump sum Reduced SERP Benefit, accrued as of the date of such Participant’s Separation from Service, which shall be payable as of the first day of the month coincident with or next following the date of such Participant’s Separation from Service.

3.8	Limitation on Benefits. Notwithstanding the foregoing provisions of this Article 3, in no event shall a Participant or his or her Beneficiary receive more than one form of benefit under this Article 3.

3.9	Withholding and Payroll Taxes. The Participant’s Employer shall withhold from any and all benefits paid under this Article 3, all federal, state and local income, employment and other taxes required to be withheld by such Participant’s Employer in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Employer.

3.10	No Payments Due to Separation from Service Prior to Age 60. Notwithstanding anything in the Plan to the contrary, except in the case of death or Disability (but only to the extent specifically provided in the Plan) prior to age 60, in no event is a Participant or his or her Beneficiary entitled to any payments hereunder (including, without limitation, an Early Retirement Benefit, Normal Retirement Benefit, and/or a Deferred Retirement Benefit), if he or she has a Separation from Service prior to the attainment of age 60, even if such Participant has completed ten (10) years of Service for an Employer.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
ARTICLE 4
Forms of Benefit Payment
4.1	Benefit Forms.
(a)	Normal Form. A Participant must elect, within thirty (30) days following such Participant’s commencement of Participation in the Plan to receive his or her SERP Benefit or Reduced SERP Benefit in whole or in part, in the form of a (i) Actuarial Equivalent lump sum or (ii) a number of installment payments to be received annually for no more than 10 years as elected by the Participant, which is the Actuarial Equivalent of a lump sum.

(b)	Alteration of Form. A Participant may make a subsequent election to change the form of benefit prior to the date upon which such Participant would otherwise commence receiving benefits under such Participant’s previous election by submitting an Election Form to the Committee; provided, however, that in order for the Election Form to be valid, it must be both submitted to and accepted by the Committee in its sole discretion at least (13) months prior to the Participant’s Retirement, Early Retirement, Disability or Termination of Employment, shall not be effective for twelve (12) months, and may not permit payment earlier than five (5) years following the date such Participant’s benefit would otherwise be paid under the Participant’s previous election. A Participant’s Reduced SERP Benefit or SERP Benefit shall not be increased to reflect the delay in a distribution due to any alteration in the form of benefit hereunder.

(c)	Special Election Rule for 2006. Notwithstanding anything herein to the contrary, a Participant who was a Participant in the Plan on or before January 1, 2006, must make an election as to the form of benefit under Section 4.1(a) by December 31, 2006; provided, however, that such election cannot cause a payment to be made in 2006 prior to the date such payment would otherwise be made under the terms of the Plan prior to such election nor shall it cause a payment that was to be made after 2006 to be made in 2006.
4.2	Automatic Lump Sum Benefit. If a Participant or his or her Beneficiary becomes eligible to receive a distribution under this Plan on account of a Separation from Service that is $10,000 or less, the Committee shall pay such amount in a lump sum, despite any elections the Participant may have made regarding the form of benefit payments, provided that:
(a)	Upon receiving such distribution the Participant has no further interest in the Plan or any other deferred compensation plan of the Company, and

(b)	The distribution is made on or before December 31 of the calendar year in which the Participant experiences such Separation from Service or the fifteenth (15th) day of the third month following such Participant’s Separation from Service.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
ARTICLE 5
Restrictive Covenants; Forfeiture of Benefits
5.1	Restrictive Covenants. As a condition to Participation in this Plan and as consideration, therefor, a Participant who is not otherwise bound by similar restrictive covenants in an Executive Agreement, agrees to be bound by the terms of the provisions of this Section 5.1.
(a)	Restriction Period. During a Participant’s employment with Company and for a two (2) year period thereafter (the “Restricted Period”), a Participant shall not directly or indirectly, either for his own account or as an agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise, of any person, firm, corporation, or enterprise:
(i)	solicit or hire any employees of Company or induce any of such employees to terminate their employment relationship with Company; or

(ii)	solicit, induce or attempt to solicit or induce any customer, supplier or other entity doing business with the Company to cease doing business with the Company or, in the case of a customer, to place agribusiness insurance, as that term is commonly understood in the industry, with any competitor of the Company.
(b)	Scope of Restrictions. The limitations described in Section 5.1(a) shall be construed to prohibit a Participant from directly or indirectly owning, managing, operating, rendering services for (as a consultant or an advisor) or accepting any employment with (i) Nationwide Agribusiness Insurance Company, Michigan Millers Insurance Company or Westfield Insurance Company, (ii) the agribusiness insurance business of any other insurance company, and (iii) any other property and casualty insurance or reinsurance line of business to the extent that such ownership, management, operating, rendering of services or employment (and the activities necessarily incident thereto) have, or could reasonably be expected to have, a material adverse effect on the Company’s business insurance business within a one hundred (100) mile radius of Wilkes-Barre, Pennsylvania.

(c)	Confidentiality. Each Participant agrees that he will not at any time during his employment with the Company or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of Company, including, without limiting the generality of the foregoing, any customer lists or other customer identifying information, the techniques, methods or systems of the Company’s operation or management, any information

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
regarding its financial matters, or any other material information concerning the business of Company, its manner of operation, its plan or other material data. The provisions of this Section 5.1(c) shall not apply to (i) information that is public knowledge other than as a result of disclosure by the Participant in breach of this Section 5.1(c); (ii) information disseminated by Company to third parties in the ordinary course of business; (iii) information lawfully received by the Participant from a third party who, based upon inquiry by the Participant, is not bound by a confidential relationship to Company, or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Participant.

(d)	Blue Pencil. Although each Participant and Company consider the restrictions contained in Sections 5.1(a), 5.1(b) and 5.1(c) to be the minimum restriction reasonable for the purposes of preserving Company’s goodwill and other proprietary rights, if a final determination is made by a court that the time or territory, or any other restriction contained in Sections 5.1(a), 5.1(b) and 5.1(c) is an unreasonable or otherwise unenforceable restriction against a Participant, the provisions of Sections 5.1(a), 5.1(b) and 5.1(c) will not be rendered void, but will be deemed amended to apply as to such maximum time and territory and to such other extent as the court may determine to be reasonable.

(e)	Assignability. Notwithstanding anything in the Plan to the contrary (including, but not limited to Section 12.4), the covenants contained in this Section 5.1 may be assigned by Company, as needed, to effect its purpose and intent and the Company’s assignee shall be entitled to the full benefit of the restrictions enjoyed by Company under the terms of this Section 5.1.
5.2	Forfeiture. Notwithstanding any provision of this Plan to the contrary, the right of a Participant and his or her Beneficiaries to be eligible to receive or to continue to receive benefits hereunder is expressly conditioned upon the Participant neither (i) having ceased to be employed by the Company or any of its subsidiaries for Cause, nor, as applicable (ii) having violated any Executive Agreement, including without limitation, the restrictive covenants contained in the Participant’s Executive Agreement, or Section 5.1 of this Agreement. If the Committee determines that a Participant has violated any of these conditions, the Participant and his or her Beneficiaries shall forfeit any benefits not yet received under this Plan and shall be required to repay to the Employer any benefits already received from the Plan.
ARTICLE 6
Termination, Amendment or Modification of the Plan
6.1	Termination. Each Employer reserves the right to terminate the Plan at any time with respect to its participating Employees by the actions of its board of directors. The termination of the Plan shall not adversely affect any Participant or his or her Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
termination; provided, however, that to the extent permitted by Section 409A of the Code and the guidance thereunder, the Employer shall have the right to accelerate payments by paying the remainder of the payments in a lump sum. For all other Participants, to the extent permitted by Section 409A of the Code and the guidance thereunder, upon the termination of the Plan, all Plan Agreements shall terminate and the Participant’s SERP Benefit shall be paid out in a lump sum.

6.2	Amendment. The Board may, at any time, amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant’s SERP Benefit if such Participant is Vested and has reached age 60 or such Participant has begun receiving payments hereunder; provided, further, however, that to the extent permitted by Section 409A of the Code and the guidance thereunder, the Employer shall have the right to accelerate payments by paying all payments hereunder (including remaining payments for Participants who have begun receiving distributions) in a lump sum.

6.3	Plan Agreement. Notwithstanding the provisions of Sections 6.1 and 6.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

6.4	Effect of Payment. Absent the earlier termination, modification or amendment of the Plan, the full payment of the applicable benefit as provided under Articles 3 and 4 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.
ARTICLE 7
Other Benefits and Agreements
7.1	Coordination with Other Benefits. The benefits provided for a Participant under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employers. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE 8
Administration of the Plan
8.1	Committee Duties. This Plan shall be administered by the Compensation Committee of the Board, or such other committee as the Board shall appoint. No member of the Committee may be a Participant under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

8.2	Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

8.3	Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

8.4	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

8.5	Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.
ARTICLE 9
Claims Procedures
9.1	Presentation of Claim. Any Participant or the Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

9.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 9.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
9.3	Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):
(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
9.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
9.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 9 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.
ARTICLE 10
Beneficiary Designation
10.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any Death Benefits payable under the Plan to the Participant’s Beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2	Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
10.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2, and 10.3 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits hereunder, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant’s estate.

10.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.
ARTICLE 11
Trust
11.1	Establishment of the Trust. In order to provide assets from which to fulfill the obligations to the Participants and their Beneficiaries under the Plan, the Company may establish a Trust by a trust agreement with a third party, the trustee. Each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to the Trust in order to provide for the benefits payments under the Plan.

11.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust, if any, shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

11.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, if any, and any such distribution shall reduce the Employer’s obligations under this Agreement.
ARTICLE 12
Miscellaneous
12.1	Status of the Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
12.2	Unsecured General Creditor. Participants, their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

12.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

12.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in an Executive Agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

12.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
12.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

12.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Penn Millers Holding Corporation
Attn: Compensation Committee of the Board
72 North Franklin Street
P.O. Box P
Wilkes-Barre, PA 18773-0016
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s Beneficiary.

12.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

12.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to

Penn Millers Holding Corporation
Supplemental Executive Retirement Plan
Plan Document
distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

12.15	Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

12.16	Distribution in the Event of Taxation. To the extent permitted by Section 409A of the Code and the guidance thereunder, if, for any reason, all or any portion of a Participant’s benefit under this Plan becomes taxable to the Participant prior to receipt or is necessary to pay any withholding required by federal law, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid SERP Benefit under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.
IN WITNESS WHEREOF, the Penn Millers Holding Corporation has caused its duly authorized officers to execute this Plan as of the 1st day of January, 2006.

PENN MILLERS HOLDING CORPORATION		PENN MILLERS HOLDING CORPORATION

By:	/s/ John Churnetski	By:	/s/ Harvey Sproul
	John Churnetski		Harvey Sproul
	Chairman, Compensation Committee		Chairman, Board of Directors